      As filed with the Securities and Exchange Commission on May 1, 2001
                                                Registration No. 333-51754

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                      To
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             INFORMATICA CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       77-0333710
---------------------------------             ----------------------------------
 (State or other jurisdiction of                       (I.R.S.  Employer
  incorporation or organization)                     Identification Number)

                              3350 W. BAYSHORE ROAD
                           PALO ALTO, CALIFORNIA 94303
    (Address, including zip code, of registrar's principal executive offices)

                                Gaurav S. Dhillon
                             Chief Executive Officer
                              3350 W. Bayshore Road
                           Palo Alto, California 94303
                                 (650) 687-6200

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:

                            Stephen J. Schrader, Esq.
                             Michael P. Ashkar, Esq.
                             Morrison & Foerster LLP
                               755 Page Mill Road
                           Palo Alto, California 94304
                                 (650) 813-5600

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS


                             INFORMATICA CORPORATION

                         191,992 SHARES OF COMMON STOCK


        In April 2000 we issued shares of our common stock to PricewaterhouseCoopers LLP in exchange for the transfer of certain intellectual property rights and personnel to us. PricewaterhouseCoopers LLP now wishes to sell an aggregate of 191,992 of these shares in the future and this prospectus allows them to do so. We will not receive any of the proceeds from any sales of shares by PricewaterhouseCoopers LLP, but we have agreed to bear the expenses of registration of the shares by this prospectus.

        Our common stock is listed on the Nasdaq National Market under the trading symbol "INFA." On April 30, 2001, the last reported sale price of the common stock was $25.25 per share.

        Unless noted otherwise, the information in this prospectus reflects a two-for-one stock split approved by our board of directors which was paid in the form of a stock dividend on December 13, 2000 to holders of record at the close of business on November 29, 2000.



                         -------------------------------

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THIS PROSPECTUS.

                         -------------------------------

        YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL SHARES OF COMMON STOCK AND SEEKING OFFERS TO BUY SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF THE DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE COMMON STOCK.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -------------------------------

                   THE DATE OF THIS PROSPECTUS IS MAY 1, 2001

                       WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement on Form S-3 with the Securities and Exchange Commission in connection with this offering. This prospectus does not contain all of the information set forth in the registration statement, as permitted by the Rules and Regulations of the Securities and Exchange Commission. Whenever reference is made in this prospectus to any contract or other document of ours, the reference may not be complete and you should refer to the exhibits that are part of the registration statement for a copy of the contract or document.

        We also file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any report or document we file, and the registration statement, including the exhibits, may be inspected at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from the SEC's website at: http://www.sec.gov.

        Quotations for the prices of our common stock appear on The Nasdaq National Market, and reports, proxy statements and other information about us can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

        We incorporate by reference the following filings and any future filings made with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:


        -    Our Definitive Proxy on Form 14-A filed on April 23, 2000;

        -    Our Annual Report on Form 10-K for the year ended December 31,
             2000; and


        - The description of our common stock contained in our registration statement on Form 8-A (File No. 000-25871).

        We have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the common stock covered by this prospectus. This prospectus, which is a part of the Registration Statement, does not contain all the information set forth in, or annexed as exhibits to, the Registration Statement, as permitted by the Securities and Exchange Commission's rules and regulations. For further information with respect to us and the common stock offered under this prospectus, please refer to the Registration Statement, including the exhibits, copies of which may be obtained from the locations described above. Statements concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to the copy of the document filed as an exhibit to the Registration Statement.

        You may request, at no cost, a copy of any or all of the information incorporated by reference by writing or telephoning Earl E. Fry, our Chief Financial Officer, at:

                             Informatica Corporation
                              3350 W. Bayshore Road
                           Palo Alto, California 94303
                        Telephone Number: (650) 687-6200

        You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                        CAUTIONARY STATEMENTS CONCERNING
                           FORWARD-LOOKING INFORMATION


        Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on our condition (financial and otherwise), operations and prospects are described below under "Risk Factors." These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein. Our actual results may differ significantly from the results discussed in such forward-looking statements. All forward-looking statements and reasons why results may differ included herein are made as of the date hereof and we assume no obligation to update such forward-looking statement or reason why actual results might differ.

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
Risk Factors......................................................      6


The Company.......................................................     13


Use of Proceeds...................................................     13


Description of Common Stock.......................................     13


Selling Stockholders..............................................     13


Plan of Distribution..............................................     14


Legal Matters.....................................................     15


Experts...........................................................     15


        As used in this prospectus, the terms "we," "us," "our," and "the Company" mean Informatica Corporation (unless the context indicates a different meaning) and the term "common stock" means Informatica Corporation's common stock, $.001 par value per share.

                                  RISK FACTORS

        Investing in the shares of common stock offered by this prospectus involves a high degree of risk. Before investing in our common stock, you should carefully consider the following risk factors as well as the other information contained elsewhere in this prospectus.

OUR QUARTERLY RESULTS FLUCTUATE, WHICH MAY CAUSE OUR STOCK PRICE TO EXPERIENCE SIGNIFICANT FLUCTUATIONS.

        Our quarterly operating results have fluctuated in the past and are likely to do so in the future. These fluctuations could cause our stock price to also significantly fluctuate or experience declines. Some of the factors that could cause our operating results to fluctuate include:

        - the size and timing of customer orders, which can be affected by customer order deferrals in anticipation of future new product introductions or product enhancements and customer budgeting and purchasing cycles;

        -    market acceptance of our products;

        -    the length and variability of our sales cycle for our products;

        - the length of time and costs associated with the implementation of our products;

        - introduction or enhancement of our products or our competitors' products and changes in our or our competitors' pricing policies;

        - our ability to develop, introduce and market new products on a timely basis;

        - the mix of our products and services sold and the mix of distribution channels utilized;

        -    our success in expanding our sales and marketing programs;


        -    technological changes in computer systems and environments; and


        - general economic conditions, which may affect our customers' capital investment levels.


        Our product revenues are not predictable with any significant degree of certainty. Historically, we have recognized a substantial portion of our revenues in the last month of the quarter. If customers cancel or delay orders, it can have a significant adverse impact on our revenues and results of operations for the quarter. To the extent any such cancellations or delays are for large orders, this impact will be greater. To the extent that the average size of our orders increases, customers' cancellations or delays of orders will more likely harm our revenues and results of operations.

        Our quarterly product license revenues are difficult to forecast because we historically have not had a substantial backlog of orders, and therefore revenues in each quarter are substantially dependent on orders booked and shipped in that quarter and cash collections from international customers and specific resellers. Our product license revenues are also difficult to forecast because the market for our products is rapidly evolving, and our sales cycles, which may last many months, vary substantially from customer to customer and vary in general due to a number of factors over which we have little or no control. Nonetheless, our short-term expense levels are relatively fixed and based, in part, on our expectations of future revenues.


        The difficulty we have in predicting our quarterly revenue means revenue shortfalls are likely to occur at some time, and our inability to adequately reduce short-term expenses means such shortfalls will affect not only our revenue, but also our overall business, results of operations and financial condition. Due to the uncertainty surrounding our revenues and expenses, we believe that quarter-to-quarter comparisons of our operating results are not a good indication of our future performance. While we achieved significant quarter-to-quarter revenue growth in the past, you should not take these recent quarterly results to be indicative of our future performance. We do not expect to sustain this same rate of sequential quarterly revenue growth in future periods. Moreover, our future quarterly operating results may fall below the expectations of stock analysts and investors. If this happens, the price of our common stock may fall.

THE MARKET IN WHICH WE SELL OUR PRODUCTS IS HIGHLY COMPETITIVE.

        The market for our products is highly competitive, quickly evolving and subject to rapidly changing technology. Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we do. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Competition could seriously impede our ability to sell additional products and services on terms favorable to us. Our current and potential competitors may develop and market new technologies that render our existing or future products obsolete, unmarketable or less competitive. We believe we currently compete more on the basis of our products' functionality than on the basis of price. If our competitors develop products with similar or superior functionality, we may have difficulty competing on the basis of price.


        Our current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with other solution providers, thereby increasing the ability of their products to address the needs of our prospective customers. Our current and potential competitors may establish or strengthen cooperative relationships with our current or future strategic partners, thereby limiting our ability to sell products through these channels. Competitive pressures could reduce our market share or require us to reduce our prices, either of which could harm our business, results of operations or financial condition. We compete principally against providers of decision support, data warehousing and analytic application software. Such competitors include Acta Technology, Broadbase Software, E.piphany, Informix Corporation, MicroStrategy, Inc., Cognos Inc., Business Objects S.A. and Sagent Technology.


        In addition, we compete against database vendors that currently offer, or may develop, products with functionalities that compete with our solutions. These products typically operate specifically with these competitors' proprietary databases. Such competitors include IBM, Microsoft and Oracle.

GENERAL ECONOMIC CONDITIONS MAY REDUCE OUR REVENUES AND HARM OUR BUSINESS


        As our business has grown, we have become increasingly subject to the risks arising from adverse changes in domestic and global economic conditions. Because of the recent economic slowdown in the United States, many industries are delaying or reducing technology purchases. The impact of this slowdown on us is difficult to predict, but it may result in reductions in capital expenditures by our end-user customers, longer sales cycles, deferral or delay of purchase commitments for our products and increased price competition. As a result, if the current economic slowdown continues or worsens, we may fall short of our revenue expectations for any given quarter in 2001 or for the entire year. These conditions would negatively affect our business and results of operations. In addition, weakness in the end-user market could negatively affect the cash flow of our reseller customers who could, in turn, delay paying their obligations to us. This would increase our credit risk exposure which could harm our profitability and financial condition.


ANY SIGNIFICANT DEFECT IN OUR PRODUCTS COULD CAUSE US TO LOSE REVENUE AND EXPOSE US TO PRODUCT LIABILITY CLAIMS.

        The software products we offer are inherently complex and, despite extensive testing and quality control, have in the past and may in the future contain errors or defects, especially when first introduced. These defects and errors could cause damage to our reputation, loss of revenue, product returns, order cancellations or lack of market acceptance of our products, and as a result, harm our business, results of operations or financial condition. We have in the past and may in the future need to issue corrective releases of our software products to fix these defects or errors. For example, we issued corrective releases to fix problems with the version of our PowerMart released in the first quarter of 1998. As a result, we had to allocate significant customer support resources to address these problems. Our license agreements with our customers typically contain provisions designed to limit our exposure to potential product liability claims. The limitation of liability provisions contained in our license agreements, however, may not be effective as a result of existing or future national, federal, state or local laws or ordinances or unfavorable judicial decisions. Although we have not experienced any product liability claims to date, the sale and support of our products entails the risk of such claims, which could be substantial in light of the use of our products in enterprise-wide applications. If a claimant successfully brings a product liability claim against us, it would likely significantly harm our business, results of operations or financial condition.

BECAUSE WE SELL A LIMITED NUMBER OF PRODUCTS, IF THESE PRODUCTS DO NOT ACHIEVE BROAD MARKET ACCEPTANCE, OUR REVENUES WILL BE ADVERSELY AFFECTED.

        To date, substantially all of our revenues were derived from our PowerCenter, PowerCenter.e, PowerConnects, PowerMart, our analytic application software products and related services. We expect revenues derived from these products and related services to comprise substantially all of our revenues for the foreseeable future. Even if the emerging software market in which these products are sold grows substantially, if any of these products do not achieve market acceptance, our revenues will be adversely affected. In particular, we recently released our analytic application products and the degree of market acceptance for these products is unknown. Market acceptance of our products could be affected if, among other things, applications suppliers integrate their products to such a degree that the utility of the data integration functionality that our products provide is minimized or rendered unnecessary.

IF THE MARKET IN WHICH WE SELL OUR PRODUCTS AND SERVICES DOES NOT GROW AS WE ANTICIPATE, OUR REVENUES WILL BE HARMED.


        The market for software solutions, including analytic applications, that enable more effective business decision making by helping companies aggregate and use data stored throughout an organization is relatively new and still emerging. Substantially all of our revenues are attributable to the sale of products and services in this market. If this market does not grow at the rate we anticipate, our business, results of operations and financial condition will be adversely affected. One of the reasons this market might not grow as we anticipate is that many companies are not yet fully aware of the benefits of using these software solutions to help make business decisions or the benefits of our specific product solutions. As a result, we believe large companies to date have deployed these software solutions to make business decisions on a relatively limited basis. Although we have devoted and intend to continue to devote significant resources to promote market awareness of the benefits of these solutions, our efforts may be unsuccessful or insufficient.

TECHNOLOGICAL ADVANCES AND EVOLVING INDUSTRY STANDARDS COULD ADVERSELY IMPACT OUR FUTURE PRODUCT SALES.

        The market for our products is characterized by continuing technological development, evolving industry standards and changing customer requirements. The introduction of products by our direct competitors or others embodying new technologies, the emergence of new industry standards or changes in customer requirements could render our existing products obsolete, unmarketable or less competitive. In particular, an industry-wide adoption of uniform open standards across heterogeneous analytic applications could minimize the importance of the integration functionality of our products and harm the competitiveness and market acceptance of our products. Our success depends upon our ability to enhance existing products, to respond to changing customer requirements and to develop and introduce in a timely manner new products that keep pace with technological and competitive developments and emerging industry standards.

        We have in the past experienced delays in releasing new products and product enhancements and may experience similar delays in the future. As a result, some of our customers have deferred purchasing products until their upgrades were released. For example, an upgrade to a version of our PowerMart product, which was scheduled to be released in December 1997, was not shipped until February 1998. As a result, some of our customers deferred purchasing this version of our PowerMart product until the upgrade was released. Future delays or problems in the installation or implementation of our new releases may cause customers to forego purchases of our products and purchase those of our competitors instead. Failure to develop and introduce new products, or enhancements to existing products, in a timely manner in response to changing market conditions or customer requirements will harm our business, results of operations and financial condition.

IF WE DO NOT MAINTAIN AND STRENGTHEN OUR RELATIONSHIPS WITH OUR STRATEGIC PARTNERS, OUR ABILITY TO GENERATE REVENUE AND CONTROL IMPLEMENTATION COSTS WILL BE ADVERSELY AFFECTED.


        We believe that our ability to increase the sales of our products and our future success will depend in part upon maintaining and strengthening successful relationships with our current or future strategic partners. In addition to our direct sales force, we rely on established relationships with a variety of strategic partners, such as systems integrators, resellers and distributors, for marketing, licensing, implementing and supporting our products in the United States and internationally. We also rely on relationships with strategic technology partners, such as enterprise resource planning providers, for the promotion and implementation of our solutions. In particular, our ability to market our products depends substantially on our relationships with significant strategic partners, including Accenture, Ariba, BroadVision, Business Objects, Deloitte Consulting, KPMG Consulting, PeopleSoft, PricewaterhouseCoopers, SAP, Siebel Systems and Sybase. In addition, our strategic partners may offer products of several different companies, including, in some cases, products that compete with our products. We have limited control, if any, as to whether these strategic partners devote adequate resources to promoting, selling and implementing our products.


        We may not be able to maintain our strategic partnerships or attract sufficient additional strategic partners who are able to market our products effectively, who are qualified to provide timely and cost-effective customer support and service or who have the technical expertise and personnel resources necessary to implement our products for our customers. In particular, if our strategic partners do not devote adequate resources for implementation of our products, we will incur substantial additional costs associated with hiring and training additional qualified technical personnel to timely implement solutions for our customers. Furthermore, our relationships with our strategic partners may not generate enough revenue to offset the significant resources used to develop these relationships.

WE RELY ON THIRD-PARTY TECHNOLOGIES AND IF WE ARE UNABLE TO USE OR INTEGRATE THESE TECHNOLOGIES, OUR PRODUCT AND SERVICE DEVELOPMENT MAY BE DELAYED.

        We intend to continue to license technologies from third parties, including applications used in our research and development activities and technologies, which are integrated into our products and services. If we cannot obtain or integrate any of these licenses, we may experience a delay in product and service development until equivalent technology can be identified, licensed and integrated. These technologies may not continue to be available to us on commercially reasonable terms or at all. We may not be able to successfully integrate any licensed technology into our products or services, which would harm our business and operating results. Third-party licenses also expose us to increased risks that include:

        -    risks of product malfunction after new technology is integrated;

        - the diversion of resources from the development of our own proprietary technology; and

        - our inability to generate revenue from new technology sufficient to offset associated acquisition and maintenance costs.

THE LENGTHY SALES CYCLE AND IMPLEMENTATION PROCESS OF OUR PRODUCTS MAKES OUR REVENUES SUSCEPTIBLE TO FLUCTUATION.

        Our sales cycle can be lengthy because the expense, complexity, broad functionality and company-wide deployment of our products typically requires executive-level approval for investment in our products. In addition, to successfully sell our products, we frequently must educate our potential customers about the full benefits of our products, which also can require significant time. Due to these factors, the sales cycle associated with the purchase of our products is subject to a number of significant risks over which we have little or no control, including:

        - customers' budgetary constraints and internal acceptance review procedures;

        -    the timing of budget cycles;

        - concerns about the introduction of our products or competitors' new products; or

        -    potential downturns in general economic conditions.

        Further, our sales cycle may lengthen as we continue to focus our sales efforts on large corporations. The implementation of our products, and particularly our analytic application products, is also a complex and time-consuming process, the length and cost of which is difficult to predict. If our sales cycle and implementation process lengthens unexpectedly, it could adversely affect the timing of our revenues or increase costs, either of which may independently cause fluctuations in our revenue.

WE EXPECT SEASONAL TRENDS TO CAUSE OUR QUARTERLY REVENUES TO FLUCTUATE.

        In recent years, there has been a relatively greater demand for our products in the fourth quarter than in each of the first three quarters of the year, particularly the first quarter. As a result, we historically have experienced relatively higher bookings in the fourth quarter and relatively lighter bookings in the first quarter. While some of this effect can be attributed to the rapid growth of revenues in recent years, we believe that these fluctuations are caused by customer buying patterns (often influenced by year-end budgetary pressures) and the efforts of our direct sales force to meet or exceed year-end sales quotas. In addition, European sales may tend to be relatively lower during the summer months than during other periods. We expect that seasonal trends will continue for the foreseeable future. This seasonal impact may increase as we continue to focus our sales efforts on large corporations.

WE RECOGNIZE REVENUE FROM SPECIFIC CUSTOMERS AT THE TIME WE RECEIVE PAYMENT FOR OUR PRODUCTS, AND IF THESE CUSTOMERS DO NOT MAKE TIMELY PAYMENT, OUR REVENUES COULD DECREASE.

        We recognize revenue from sales to OEMs, specific resellers, international customers and certain customers based on their credit history, at the time we receive payment for our products, rather than at the time of sale. If these customers do not make timely payment for our products, our revenues could decrease. Further, if our revenues from sales to these customers increase as a percentage of total revenues, our revenues could decrease. If our revenues decrease, the price of our common stock may fall.

WE HAVE A LIMITED OPERATING HISTORY AND A HISTORY OF LOSSES, AND WE MAY NOT BE ABLE TO ACHIEVE PROFITABLE OPERATIONS.


        We were incorporated in 1993 and began selling our products in 1996; and therefore, we have a limited operating history upon which investors can evaluate our operations, products and prospects. We have incurred significant net losses since our inception, and we may not achieve profitability. We intend to increase our operating expenses significantly in the next 12 months; therefore, our operating results will be harmed if revenues do not increase significantly.


OUR BUSINESS COULD SUFFER AS A RESULT OF OUR STRATEGIC ACQUISITIONS AND INVESTMENTS.


        In December 1999, we acquired Influence, a developer of analytic applications for e-business, in a transaction accounted for as a pooling-of-interests. In February 2000, we acquired Delphi, a distributor of our products in Switzerland, in a transaction accounted for as a purchase. In August 2000, we acquired Zimba, a provider of applications that enable mobile professionals to have real-time access to enterprise and external information through wireless devices, voice recognition technologies and the Internet, in a transaction accounted for as a purchase. In April 2000, we acquired certain PricewaterhouseCoopers intellectual property rights and personnel in exchange for shares of our common stock. In November 2000, we acquired certain intellectual property from QRB Associates, in a transaction accounted for as a purchase. In January 2001, we acquired Syn-T-Syn, a distributor of our products in the Netherlands and Belgium, in a transaction accounted for as a purchase.
We may not be able to effectively integrate these companies, intellectual property, or personnel, and our attempts to do so will place an additional burden on our management and infrastructure. These acquisitions will subject us to a number of risks, including:

        -    the loss of key personnel, customers and business relationships;

        - difficulties associated with assimilating and integrating the new personnel and operations of the acquired company;

        -    the potential disruption of our ongoing business;

        - the expense associated with maintenance of uniform standards, controls, procedures, employees and clients;

        -    the risk of product malfunction after new technology is integrated;

        - the diversion of resources from the development of our own proprietary technology; and

        - our inability to generate revenue from new technology sufficient to offset associated acquisition and maintenance costs.

        There can be no assurance that we will be successful in overcoming these risks or any other problems encountered in connection with our acquisitions.

WE MAY ENGAGE IN FUTURE ACQUISITIONS OR INVESTMENTS THAT COULD DILUTE OUR EXISTING STOCKHOLDERS, OR CAUSE US TO INCUR CONTINGENT LIABILITIES, DEBT OR SIGNIFICANT EXPENSE.

        From time to time, in the ordinary course of business, we may evaluate potential acquisitions of, or investments in, related businesses, products or technologies. Future acquisitions could result in the issuance of dilutive equity securities, the incurrence of debt or contingent liabilities. Furthermore, there can be no assurance that any strategic acquisition or investment will succeed. Any future acquisition or investment could harm our business, financial condition and results of operation.

        The Financial Accounting Standards Board, or FASB, may vote to eliminate pooling-of-interests accounting for acquisitions and the ability to write-off in-process research and development has been limited by recent pronouncements. The effect of these changes would be to increase the portion of the purchase price for any future acquisitions that must be charged to our cost of revenues and operating expenses in the periods following any such acquisitions. As a consequence, our results of operations could be harmed. Although these changes would not directly affect the purchase price for any of these acquisitions, they would have the effect of increasing the reported expenses associated with any of these acquisitions. To that extent, these changes may make it more difficult for us to acquire other companies, product lines or technologies.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO GREATER INTELLECTUAL PROPERTY, COLLECTIONS, EXCHANGE RATE FLUCTUATIONS, REGULATORY AND OTHER RISKS, WHICH COULD LIMIT OUR FUTURE GROWTH.


        We intend to expand our international operations, and as a result, we may face significant additional risks. Our failure to manage our international operations and the associated risks effectively could limit the future growth of our business. The expansion of our existing international operations and entry into additional international markets will require significant management attention and financial resources.


        Our international operations face numerous risks. Our products must be localized -- customized to meet local user needs -- in order to be sold in particular foreign countries. Developing local versions of our products for foreign markets is difficult and can take longer than we anticipate. We currently have limited experience in localizing products and in testing whether these localized products will be accepted in the targeted countries. We cannot assure you that our localization efforts will be successful. In addition, we have only a limited history of marketing, selling and supporting our products and services internationally. As a result, we must hire and train experienced personnel to staff and manage our foreign operations. However, we may experience difficulties in recruiting and training an international staff. We must also be able to enter into strategic relationships with companies in international markets. If we are not able to maintain successful strategic relationships internationally or recruit additional companies to enter into strategic relationships, our future growth could be limited.

        Our international business is subject to a number of risks, including the following:

        -    greater difficulty in protecting intellectual property;

        -    greater difficulty in staffing and managing foreign operations;

        -    greater risk of uncollectible accounts;

        -    longer collection cycles;

        -    potential unexpected changes in regulatory practices and tariffs;

        -    potential unexpected changes in tax laws;

        -    sales seasonality;

        - the impact of fluctuating exchange rates between the U.S. dollar and foreign currencies in markets where we do business; and

        -    general economic and political conditions in these foreign markets.

        We may encounter difficulties predicting the extent of the future impact of these conditions. These factors and other factors could harm our ability to gain future international revenues and consequently on our business, results of operations and financial condition.

DIFFICULTIES WE MAY ENCOUNTER MANAGING OUR GROWTH COULD HARM OUR RESULTS OF OPERATIONS.


        We have experienced a period of rapid and substantial growth that has placed and, if such growth continues, will continue to place a strain on our administrative and operational infrastructure. If we are unable to manage this growth effectively, our business, results of operations or financial condition may be significantly harmed. Our ability to manage our operations and growth effectively requires us to continue to improve our operational, financial and management controls, reporting systems and procedures and hiring programs. We may not be able to successfully implement improvements to our management information and control systems in an efficient or timely manner, and we may discover deficiencies in existing systems and controls.


IF WE ARE NOT ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS, OUR BUSINESS COULD BE HARMED.

        Our success depends upon our proprietary technology. We rely on a combination of patent, copyright, trademark and trade secret rights, confidentiality procedures and licensing arrangements to establish and protect our proprietary rights. Our pending patent applications may not be allowed or our competitors may successfully challenge the validity or scope of any of our four US and one European issued patents or any future issued patents. Our patents alone may not provide us with any significant competitive advantage. Third parties could copy or otherwise obtain and use our products or technology without authorization, or develop similar technology independently. We cannot easily monitor any unauthorized use of our products, and, although we are unable to determine the extent to which piracy of our software products exists, software piracy is a prevalent problem in our industry in general.

        Furthermore, effective protection of intellectual property rights is unavailable or limited in various foreign countries. The protection of our proprietary rights may be inadequate and our competitors could independently develop similar technology, duplicate our products or design around any patents or other intellectual property rights we hold.

WE MAY FACE INTELLECTUAL PROPERTY INFRINGEMENT CLAIMS THAT COULD BE COSTLY TO DEFEND AND RESULT IN OUR LOSS OF SIGNIFICANT RIGHTS.

        As is common in the software industry, we have received and may continue from time to time receive notices from third parties claiming infringement by our products of third-party patent and other proprietary rights. Third parties could claim that our current or future products infringe their patent or other proprietary rights. Any claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements, any of which could adversely effect our business, financial condition and operating results. Such royalty or licensing agreements, if required, may not be available on terms acceptable to us, or at all. Legal action claiming patent infringement could be commenced against us, and we may not prevail in such litigation given the complex technical issues and inherent uncertainties in patent litigation. Moreover, the cost of defending patent litigation could be substantial, regardless of the outcome. In the event a patent claim against us was successful and we could not obtain a license on acceptable terms, license a substitute technology or redesign to avoid infringement, our business, financial condition and operating results would be significantly harmed.

OUR STOCK PRICE FLUCTUATES AS A RESULT OF OUR BUSINESS AND STOCK MARKET FLUCTUATIONS.

        The market price for our common stock has experienced significant fluctuations and may continue to fluctuate significantly. The market price for our common stock following this offering will be affected by a number of factors, including the following:

        - the announcement of new products or product enhancements by us or our competitors;

        - quarterly variations in our or our competitors' results of operations;

        - changes in earnings estimates or recommendations by securities analysts;

        -    developments in our industry; and

        - general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.


        In addition, stock prices for many companies in the technology and emerging growth sectors have experienced wide fluctuations that have often been unrelated to the operating performance of such companies. After periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. We may become involved in this type of litigation in the future, which is often expensive and diverts management's attention and resources, which could harm our ability to execute our business plan. Such factors and fluctuations, as well as general economic, political and market conditions, may cause the market price of our common stock to decline, which may impact our operations.


THE LOSS OF KEY PERSONNEL OR THE INABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL, PARTICULARLY IN THE SILICON VALLEY AREA, WHERE WE ARE HEADQUARTERED, COULD HARM OUR RESULTS OF OPERATIONS.

        We believe our success depends upon our ability to attract and retain highly skilled personnel, including Gaurav S. Dhillon, our Chief Executive Officer, Diaz H. Nesamoney, our President and Chief Operating Officer, and other key members of our management team. We currently do not have any key-man life insurance relating to our key personnel, and their employment is at-will and not subject to employment contracts.

        We may not be successful in attracting, assimilating and retaining key personnel in the future. As we seek to expand our operations, the hiring of qualified sales and technical personnel will be difficult due to the limited number of qualified professionals. Competition for these types of employees, particularly in the Silicon Valley area, where we are headquartered, is intense. We have in the past experienced difficulty in recruiting qualified sales and technical personnel. Failure to attract, assimilate and retain key personnel, particularly sales and technical personnel, would harm our business, results of operations and financial condition.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY NOT BE AVAILABLE ON REASONABLE TERMS TO US, IF AT ALL.

        We may not generate sufficient revenue from operations to offset our operating or other expenses. As a result, in the future, we may need to raise additional funds through public or private debt or equity financings. We may not be able to borrow money or sell more of our equity securities to meet our cash needs. Even if we are able to do so, it may not be on terms that are favorable or reasonable to us. If we are not able to raise additional capital when we need it in the future, our business could be seriously harmed.

OUR CERTIFICATE OF INCORPORATION AND BYLAWS CONTAIN PROVISIONS THAT COULD DISCOURAGE A TAKEOVER.

        Our basic corporate documents and Delaware law contain provisions that might enable our management to resist a takeover. These provisions might discourage, delay or prevent a change in the control of Informatica or a change in our management. Our amended and restated certificate of incorporation provides that we will have a classified board of directors, with each class of directors subject to re-election every three years. This classified board has the effect of making it more difficult for third parties to insert their representatives on our board of directors and gain control. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors and take other corporate actions. The existence of these provisions could limit the price that investors might be willing to pay in the future for shares of the common stock.


BUSINESS INTERRUPTIONS COULD ADVERSELY AFFECT OUR BUSINESS.

        Our operations are vulnerable to interruption by fire, earthquake, power loss, telecommunications failure and other events beyond our control. We do not have a detailed disaster recovery plan. Our facilities in the State of California are currently subject to electrical blackouts as a consequence of a shortage of available electrical power. In the event these blackouts continue or increase in severity, they could disrupt the operations of our affected facilities. In connection with the shortage of available power, prices for electricity have risen dramatically, and will likely continue to increase for the foreseeable future. Such price changes will increase our operating costs, which could in turn hurt our profitability. In addition, we do not carry sufficient business interruption insurance to compensate us for losses that may occur, and any losses or damages incurred by us could have a material adverse effect on our business.


                                   THE COMPANY

        We are a leading provider of e-business infrastructure and analytic software that enables our customers to automate the integration, analysis and delivery of critical corporate information. Using our products, managers and executives gain valuable business insight they can use to improve operational performance and enhance competitive advantage.


        We provide our customers with a comprehensive family of software products that are designed to support more effective and timely business decision-making. Our infrastructure products simplify the process of integrating and analyzing data from multiple systems, while our complementary analytic application products provide our customers with standardized reports and metrics that can be extended to meet their unique business requirements. Using our products, customers can evaluate the performance of their entire business value-chain, including direct and indirect sales, marketing, customer service, operations, human resources, procurement and finance. We plan to extend our products to allow a broader range of corporate employees to access corporate information through wireless devices, voice recognition technology and the Internet.

        We have over 1,100 customers, which include companies in a wide variety of industries, ranging from high technology to manufacturing, and from financial services to telecommunications. We also maintain relationships with a variety of strategic partners to jointly develop, market, sell and implement our solutions. Our significant strategic partners include Accenture, Ariba, Business Objects, Deloitte Consulting, KPMG, Consulting, PeopleSoft, PricewaterhouseCoopers, SAP, Siebel Systems and Sybase. We market and sell our software and services through our direct sales force in the United States, Canada, Germany, Switzerland and the United Kingdom. We also have relationships with distributors in various regions, including Asia-Pacific, Australia, Europe, Japan and Latin America, who sublicense our products and provide service and support within their territories. More than 20 independent software vendors, including several of our strategic partners, have licensed our technology for inclusion in their products.


        Our principal executive offices are located at 3350 W. Bayshore Road, Palo Alto, California 94303, and our telephone number is (650) 687-6200. We were incorporated in California in February 1993 and reincorporated in Delaware in April 1999.

                                 USE OF PROCEEDS


        All of the shares being offered under this prospectus are offered by the selling stockholder, and we will not receive any of the proceeds from the sale of the shares. This registration statement is intended to satisfy certain of our obligations under our agreement with PricewaterhouseCoopers LLP. Under that agreement, we have agreed to pay expenses of registration of these shares under federal and state securities laws.




                           DESCRIPTION OF COMMON STOCK


        We are authorized to issue 200,000,000 shares of common stock, $.001 par value per share. As of April 9, 2001, there were 77,009,183 shares of common stock outstanding.


        The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the shares voting are able to elect all of the directors. Subject to preferences that may be granted to any then outstanding preferred stock, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefor as well as any distributions to the stockholders. In the event of a liquidation, dissolution or winding up of Informatica, holders of common stock are entitled to share ratably in all assets of Informatica remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive or other subscription of conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

                              SELLING STOCKHOLDER

        The following table sets forth certain information, as of the date of this prospectus, with respect to shares of common stock covered by this prospectus and other shares of common stock owned by the selling stockholder (which term includes its pledgees, donees, transferees or other successors in interest). Because the selling stockholder may offer all, some or none of the shares of common stock that are covered by this prospectus, no estimate can be made of the number of shares of common stock that will be offered under this prospectus or the number of shares of common stock that will be owned by the selling stockholder upon completion of the offering to which this prospectus relates. The following table assumes all the shares of common stock are sold pursuant to this prospectus and that no other shares of common stock are acquired or disposed of by the selling stockholder prior to the termination of this prospectus.


                                BENEFICIAL OWNERSHIP OF
                                  COMMON STOCK BEFORE                           BENEFICIAL OWNERSHIP OF
                                      OFFERING(1)              NUMBER OF      COMMON STOCK AFTER OFFERING
      SELLING                  ---------------------------   SHARES BEING     ---------------------------
    STOCKHOLDERS                NUMBER       PERCENTAGE(2)    OFFERED(3)       NUMBER        PERCENTAGE(2)
----------------------         -------       -------------   ------------     --------       -------------
PricewaterhouseCoopers         191,992               *         191,992               0               *
LLP


        *Represents less than 1%.

(1) Represents shares of common stock beneficially owned by the named individual, including shares of common stock that the person has the right to acquire within 60 days of the date of this prospectus. Unless otherwise noted, all persons listed have sole voting and sole investment power.


(2) Based on 77,009,183 shares of common stock issued and outstanding as of April 9, 2001.


(3) Does not constitute a commitment to sell any or all of the stated number of shares of common stock. The number of shares of common stock offered will be determined from time to time by each selling stockholder in his or her sole discretion.







                              PLAN OF DISTRIBUTION

        We have been advised that the selling stockholder (a term that includes pledgees, donees, transferees and other successors in interest, as described above) may offer shares of commons stock from time to time depending on market conditions and other factors, in one or more transactions on the Nasdaq National Market, or other national securities exchanges or over-the-counter markets on which the shares are traded, or in negotiated transactions, at market prices prevailing at the time of sale, at prices related to those market prices, at negotiated prices or at fixed prices.


        Sales of shares of common stock by the selling stockholder may involve
(i) block transactions in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers and (iv) privately negotiated transactions. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the shares of common stock or otherwise, the selling stockholder may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the common stock in the course of hedging the position they assume with the selling stockholder. The selling stockholder may also sell the common stock short and redeliver the shares to close out such short positions.

        The selling stockholder may also enter into option transactions (including call or put option transactions) or other transactions with broker-dealers which require delivery to such broker-dealer of shares offered hereby, which shares such broker-dealer may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholder may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction, if necessary). The selling stockholder may also sell the common stock through one or more underwriters on a firm commitment or best-efforts basis (with a supplement or amendment to this prospectus, if necessary). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

        Brokers and dealers may receive compensation in the form of concessions or commissions from the selling stockholder and/or purchasers of shares for whom they may act as agent and/or to whom they may sell as principal (which compensation may be in excess of customary commissions). The selling stockholder and any broker or dealer that participates in the distribution of shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. We have agreed to indemnify the selling stockholder, each underwriter who participates in an offering of the shares of common stock, each person, if any, who controls any of such parties within the meaning of the Securities Act and the Exchange Act, and each of their respective directors, officers, employees and agents against certain liabilities, including liabilities arising under the Securities Act. The selling stockholder may agree to indemnify any agent or broker-dealer that participates in transactions involving sales of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

        We have advised the selling stockholder that Regulation M under the Exchange Act may apply to sales of shares and to the activities of the selling stockholders or broker-dealers in connection therewith. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock covered by this prospectus. The selling stockholder will bear any brokerage commissions and similar selling expenses, if any, attributable to the sale of the shares.

                                  LEGAL MATTERS

        The validity of the common stock offered by this Prospectus will be passed upon by Morrison & Foerster LLP.

                                     EXPERTS


        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and financial statement schedule included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and financial statement schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

                       INFORMATION REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        Informatica Corporation estimates that its expenses in connection with this registration statement will be as follows:

      Securities and Exchange Commission registration fee        $ 8,303
      Printing and engraving expenses ...................          5,000
      Legal fees and expenses ...........................         25,000
      Accounting fees and expenses ......................         10,000
      Miscellaneous expenses ............................          5,000
                                                                 -------
                 TOTAL ..................................        $53,303
                                                                 =======


        None of the expenses listed above will be borne by the selling stockholder.


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Under Section 145 of the General Corporate Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Registrant's Amended and Restated Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

        The Registrant's Amended and Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the securities laws or state or federal environmental laws. The Registrant maintains a policy of directors' and officers' liability insurance that insures the Company's directors and officers against the costs of defense, settlement or payment of a judgment under certain circumstances.

ITEM 16. EXHIBITS.

 EXHIBIT
  NUMBER       DESCRIPTION OF EXHIBIT
 --------      ----------------------
   3.1         Amended and Restated Certificate of Incorporation of Registrant.
               (1)

   3.2         Amended and Restated Bylaws of Registrant. (1)

   3.3         Certificate of Amendment to the Registrant's Amended and Restated
               Certificate of Incorporation. (2)

   5.1*        Opinion of Morrison & Foerster LLP.

   23.1        Consent of Ernst & Young LLP, Independent Auditors.

   23.2*       Consent of Morrison & Foerster LLP (included in Exhibit 5.1).

   24.1* Power of Attorney (included in the signature page of this Registration Statement).

----------------

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1/A (Commission File No. 333-72677) as filed with the Securities and Exchange Commission April 8, 1999.

(2) Incorporated by reference to Registrant's Form 10-Q, which was filed on August 14, 2000.


*       Previously filed.

ITEM 17. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (c) To include any additional or changed material information on the plan of distribution;

        Provided, however, that paragraphs (1)(a) and (1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on this 30th day of April, 2001.

                             INFORMATICA CORPORATION


                                      By:  /s/ Earl E. Fry
                                          ------------------------------------
                                          Earl E. Fry
                                          Chief Financial Officer





        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


        SIGNATURE                                  TITLE                                           DATE
        ---------                                  -----                                           ----
/s/ Gaurav S. Dhillon*           Chief Executive Officer, Secretary and Director              April 30, 2001
-----------------------------    (Principal Executive Officer)
Gaurav S. Dhillon

/s/ Diaz H. Nesamoney*           President, Chief Operating Officer and Director              April 30, 2001
-----------------------------
Diaz H. Nesamoney

/s/ Earl E. Fry                  Chief Financial Officer (Principal Financial and             April 30, 2001
-----------------------------    Accounting Officer)
Earl E. Fry

/s/ David W. Pidwell*            Director                                                     April 30, 2001
-----------------------------
David W. Pidwell

/s/ A. Brooke Seawell*           Director                                                     April 30, 2001
-----------------------------
Brooke Seawell

/s/ Vincent R. Worms*            Director                                                     April 30, 2001
-----------------------------
Vincent R. Worms

*By: /s/ Earl E. Fry
     ------------------------
     Earl E. Fry
     Attorney-In-Fact

                                EXHIBIT INDEX (1)



 EXHIBIT       DESCRIPTION
 -------       -----------
   5.1*        Opinion of Morrison & Foerster LLP.

   23.1        Consent of Ernst & Young LLP, Independent Auditors.

   23.2*       Consent of Morrison & Foerster LLP (included in Exhibit 5.1)

   24.1* Power of Attorney (included in the signature page of this Registration Statement).

--------------

(1) All other exhibits listed in Item 16 of Part II of this Registration Statement have been incorporated by reference herein, as indicated in
        Item 16.

*       Previously filed.